Exhibit 10.20
Prepared, [Date]
Form of 20XX Covered Employee Statement Related to [Employee Name],
Under Confidentiality and Proprietary Rights Agreement

This 20XX Statement is issued pursuant to Section 14 (Compensation Forfeiture, Claw back, and other Action) of my Confidential and Proprietary Rights Agreement (“Agreement”). I agree and acknowledge that my 20XX At-Risk Deferred Salary under the 20XX Executive Compensation Program (“Executive Compensation Program”) is part of the at-risk compensation incentives referred to in the Agreement. [In addition, if I am an SEC Executive Officer1, I agree and acknowledge that my compensation under the Executive Compensation Program is subject to the terms of the Fannie Mae Repayment Provisions for SEC Executive Officers].
I understand that I must timely execute this 20XX Statement by no later than [Date], otherwise I will be ineligible to earn 20XX At-Risk Deferred Salary (and any associated interest) under the Executive Compensation Program and may be subject to other appropriate disciplinary action under the Standard (as defined in the Agreement).
All terms and conditions of the Agreement continue to apply to me whether I execute this 20XX Statement or not, and if any aspect of this 20XX Statement conflicts with the Agreement, the Agreement governs.

20XX At-Risk Deferred Salary	$[Amount.00] per bi-weekly pay period ($[Amount] per year).	The amount shown here reflects your target 20XX At-Risk Deferred Salary as of [Date].

If eligible, 20XX At-Risk Deferred Salary is earned in bi-weekly installments during 20XX while you are employed by Fannie Mae and is subject to reduction based on individual and corporate performance.

Payments of At-Risk Deferred Salary are subject to the terms of the Executive Compensation Program (including a quarterly payment schedule with mandatory deferral provisions and forfeiture of unpaid amounts in the event of a termination for cause), as well as FHFA’s authority as conservator and regulator.

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Date

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[Employee Name] [Employee ID]
(1) “SEC Executive Officer” means an “executive officer” under Rule 3b-7 promulgated pursuant to the Securities and Exchange Act of 1934, as amended.